
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements
</LEGEND>
<CIK> 0000832095
<NAME> KRUPP INSURED MORTGAGE LIMITED PARTNERSHIP

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                       6,146,273
<SECURITIES>                               183,309,180<F1>
<RECEIVABLES>                                1,234,404
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             6,542,567<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             197,232,424
<CURRENT-LIABILITIES>                           25,858
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   196,928,749<F3>
<OTHER-SE>                                     277,817
<TOTAL-LIABILITY-AND-EQUITY>               197,232,424
<SALES>                                              0
<TOTAL-REVENUES>                            12,304,996<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,899,272<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              8,405,724
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          8,405,724
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 8,405,724
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes the following investments: Participating Insured Mortgages ("PIMs")
$165,276,769 & Mortgage-Backed Securities ("MBS") $18,032,411
<F3>Represents total equity of General Partners & Limited Partners of $(245,423)
and $197,174,172
<F2>Includes the following prepaid acquisiton fees & expenses of $4,871,052 net of accumulated amortization of $7,798,829 and prepaid participating servicing of $1,671,515 net of accumulated amortization of $2,518,096
<F4>Represents interest income on investments in mortgages & cash
<F5>Includes $2,575,404 of amortization related to prepaid fees & expenses
<F6>Net income allocated $252,172 to the General Partners & $8,153,552 to the
Limited Partners. Average net income per unit of Limited Partners interest is $.55 on 14,956,896 units outstanding

